Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of our report dated March 5, 2015 relating to the financial statements of VII Peaks Co-Optivist Income BDC II, Inc. appearing in the Statement of Additional Information, which is a part of the Registration Statement. We also consent to the references to us under the heading “Other Service Providers” and “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

April 17, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of our report dated March 25, 2015 relating to the financial statements of VII Peaks Co-Optivist B Fund I, LLC, VII Peaks Co-Optivist B Fund II, LLC and VII Peaks Co-Optivist R Fund I, LLC appearing in the Statement of Additional Information, which is a part of the Registration Statement. We also consent to the references to us under the heading “Other Service Providers” and “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

April 17, 2015